Exhibit 99.1

Media Contact	Investor Contact
Alice Ferreira, 203-578-2610	Terry Mangan, 203-578-2318
acferreira@websterbank.com	tmangan@websterbank.com

WEBSTER REPORTS
RECORD THIRD QUARTER 2017 EARNINGS

WATERBURY, Conn., October 19, 2017 - Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, N.A. and its HSA Bank division, today announced earnings applicable to common shareholders of $62.4 million, or $0.67 per diluted share, for the quarter ended September 30, 2017 compared to $49.6 million, or $0.54 per diluted share, for the quarter ended September 30, 2016.

“We are pleased to report another quarter of record earnings, which exceeded Webster’s cost of capital once again,” said James C. Smith, chairman and chief executive officer. “We have achieved 32 consecutive quarters of year-over-year revenue growth as Webster bankers continue to excel in service to our customers and communities. With our recently announced CEO succession, we have cemented Webster’s future leadership from a position of financial, strategic, and organizational strength.”

Highlights for the third quarter of 2017:

•	Annualized return on average common shareholders’ equity of 9.95 percent; annualized return on average tangible common shareholders’ equity (non-GAAP) of 12.99 percent.

•	Record earnings applicable to common shareholders of $62.4 million.

•	Record revenue of $266.7 million, an increase of 8.2 percent from a year ago, including net interest income of $200.9 million, a record level, and non-interest income of $65.8 million.

•	Year-over-year pre-tax, pre-provision net revenue growth of 15.9 percent, led by HSA Bank’s growth of 28.5 percent.

•	Net interest margin of 3.30 percent, up 20 basis points from a year ago.

•	Loan growth of $823 million, or 5.0 percent from a year ago, with growth of $698 million in commercial and commercial real estate loans.

•	HSA Bank’s deposits grew $703 million and total deposits grew $1.7 billion, or 8.6 percent from a year ago.
“Our balance sheet structure and earning asset mix have facilitated five consecutive quarters of improvement in net interest margin, which now is at a five-year high,” said Glenn MacInnes, executive vice president and chief financial officer. “Webster’s strong capital levels and favorable loan-to-deposit ratio position us well for future growth.”

Line of Business performance compared to the third quarter of 2016:

Commercial Banking
Webster’s Commercial Banking segment serves middle market, commercial real estate, asset-based lending, equipment finance, private banking, and treasury and payment solutions clients. As of September 30, 2017, Commercial Banking had $9.3 billion in loans and leases and $4.3 billion in deposit balances.

Commercial Banking Operating Results:

	Three months ended September 30,
(In thousands)	2017	2016
Net interest income	$81,925	$74,265
Non-interest income	13,207	15,916
Operating revenue	95,132	90,181
Non-interest expense	38,339	35,793
Pre-tax, pre-provision net revenue	$56,793	$54,388

	At September 30,
(In millions)	2017	2016
Loans and leases	$9,291	$8,689
Deposits	4,251	3,889

Pre-tax, pre-provision net revenue increased $2.4 million to $56.8 million in the quarter as compared to prior year. Net interest income increased $7.7 million to $81.9 million, primarily due to loan growth and higher loan portfolio yield. Non-interest income decreased $2.7 million to $13.2 million primarily due to greater syndication fees in the year ago period. Non-interest expense increased $2.5 million to $38.3 million, primarily due to investments in people and product enhancements.

HSA Bank
Webster’s HSA Bank division offers health savings accounts, health reimbursement accounts, flexible spending accounts and other solutions to employers for the benefit of their employees, and to individuals. Health savings accounts are distributed nationwide directly and through national and regional insurance carriers. As of September 30, 2017, HSA Bank had $6.1 billion in total footings comprising $4.9 billion in deposit balances and $1.2 billion in assets under administration through linked investment accounts.

HSA Bank Operating Results:

	Three months ended September 30,
(In thousands)	2017	2016
Net interest income	$26,713	$20,560
Non-interest income	19,371	16,900
Operating revenue	46,084	37,460
Non-interest expense	27,222	23,021
Pre-tax, net revenue	$18,862	$14,439

	At September 30,
(In millions)	2017	2016
Number of accounts	2.416	2.059
Deposits	$4,891	$4,188
Linked investment accounts *	1,159	833
Total footings	$6,050	$5,021
* Linked investment accounts are held off balance sheet

Pre-tax net revenue increased $4.4 million to $18.9 million in the quarter as compared to prior year; the prior period amount included a $0.3 million reduction from an acquisition receivable adjustment. Net interest income increased $6.2 million to $26.7 million due primarily to growth in deposits and improved deposit spread. Non-interest income increased $2.5 million to $19.4 million due primarily to growth in accounts over the past year. The year ago period included the reduction of $0.3 million for the acquisition receivable adjustment. Non-interest expense increased $4.2 million to $27.2 million primarily due to costs associated with supporting the growth in total accounts and investments such as 24/7 call center capability, continuous improvement initiatives and expanded distribution.

Community Banking
Community Banking serves consumer and business banking customers primarily throughout southern New England and into Westchester County, New York. Community Banking is comprised of the Personal Banking and Business Banking operating segments, as well as a distribution network consisting of 167 banking centers and 338 ATMs, a customer care center, and a full range of web and mobile-based banking services.

As of September 30, 2017, Community Banking had $8.2 billion in loans and $11.3 billion in deposit balances.

Community Banking Operating Results:

	Three months ended September 30,
(In thousands)	2017	2016
Net interest income	$96,859	$91,995
Non-interest income	27,079	29,130
Operating revenue	123,938	121,125
Non-interest expense	92,478	92,508
Pre-tax, pre-provision net revenue	$31,460	$28,617

	At September 30,
(In millions)	2017	2016
Loans	$8,155	$7,935
Deposits	11,331	10,747

Pre-tax, pre-provision net revenue increased $2.8 million to $31.5 million in the quarter as compared to prior year. Net interest income increased $4.9 million to $96.9 million primarily due to growth in loans and higher loan portfolio yield. Non-interest income decreased $2.1 million to $27.1 million resulting from lower revenue in mortgage banking, loan servicing, and client interest rate hedging. Non-interest expense was flat at $92.5 million driven by continued focus on expense management.

Consolidated financial performance:
Quarterly net interest income compared to the third quarter of 2016:

•	Net interest income was $200.9 million compared to $180.2 million.

•	Net interest margin was 3.30 percent compared to 3.10 percent. The yield on interest-earning assets increased by 25 basis points, and the cost of funds increased by 6 basis points.

•	Average interest-earning assets totaled $24.6 billion and grew by $1.1 billion, or 4.6 percent.

•	Average loans totaled $17.4 billion and grew by $1.0 billion, or 5.7 percent.

Quarterly provision for loan losses:

•	The Company recorded a provision for loan losses of $10.2 million compared to $7.3 million in the prior quarter and $14.3 million a year ago.

•
Net charge-offs were $7.9 million compared to $6.8 million in the prior quarter and a year ago. The ratio of net charge-offs to average loans on an annualized basis was 0.18 percent compared to 0.16 percent in the prior quarter and a year ago.

•
The allowance for loan losses represented 1.16 percent of total loans at both September 30, 2017 and June 30, 2017, and 1.13 percent at September 30, 2016. The allowance for loan losses represented 123 percent of nonperforming loans compared to 120 percent at June 30, 2017 and 147 percent at September 30, 2016.

Quarterly non-interest income compared to the third quarter of 2016:

•
Total non-interest income was $65.8 million compared to $66.4 million, a decrease of $0.6 million. This reflects a decrease of $2.9 million in loan and lease related fees and a $1.9 million decrease in mortgage banking activities, offset by increases of $2.6 million in deposit service fees and $1.5 million in other income.

Quarterly non-interest expense compared to the third quarter of 2016:

•
Total non-interest expense was $161.8 million compared to $156.1 million, an increase of $5.7 million. This reflects increases of $6.0 million in compensation and benefits and $2.8 million in technology and equipment, offset by decreases of $0.9 million in other expenses and $0.8 million in professional and outside services.

Quarterly income taxes compared to the third quarter of 2016:

•	Income tax expense was $30.3 million compared to $24.4 million and the effective tax rate was 32.0 percent compared to 32.1 percent.

Investment securities:

•
Total investment securities were $7.1 billion compared to $7.0 billion at June 30, 2017 and $7.1 billion at September 30, 2016. The carrying value of the available-for-sale portfolio included $21.7 million of net unrealized losses compared to $23.1 million of net unrealized losses at June 30, 2017 and $21.4 million of net unrealized gains at September 30, 2016. The carrying value of the held-to-maturity portfolio does not reflect $15.6 million of net unrealized losses compared to $21.8 million of net unrealized losses at June 30, 2017, and $87.6 million of net unrealized gains at September 30, 2016.
Loans:

•
Total loans were $17.4 billion compared to $17.3 billion at June 30, 2017 and $16.6 billion at September 30, 2016. Compared to June 30, 2017, commercial loans increased by $185.2 million and residential loans increased by $111.1 million, while commercial real estate loans decreased by $91.3 million and consumer loans decreased by $32.3 million.

•
Compared to a year ago, commercial loans increased by $513.6 million, residential loans increased by $265.4 million, and commercial real estate loans increased by $184.4 million, while consumer loans decreased by $140.4 million.

•
Loan originations for portfolio were $1.085 billion compared to $1.374 billion in the prior quarter and $1.204 billion a year ago. In addition, $80 million of residential loans were originated for sale in the quarter compared to $74 million in the prior quarter and $138 million a year ago.

Asset quality:

•
Total nonperforming loans were $163.6 million, or 0.94 percent of total loans, compared to $166.4 million, or 0.96 percent, at June 30, 2017 and $128.2 million, or 0.77 percent, at September 30, 2016. Total paying nonperforming loans were $72.0 million compared to $75.6 million at June 30, 2017 and $34.5 million at September 30, 2016.

•
Past due loans were $33.5 million compared to $29.2 million at June 30, 2017 and $39.2 million at September 30, 2016. Included in past due loans are loans past due 90 days or more and still accruing, which decreased $0.3 million from June 30, 2017 and decreased $4.5 million from the prior year.

Deposits and borrowings:

•
Total deposits were $20.9 billion compared to $20.5 billion at June 30, 2017 and $19.2 billion at September 30, 2016. Core deposits to total deposits were 89.3 percent compared to 89.8 percent at June 30, 2017 and 89.5 percent at September 30, 2016. The loan to deposit ratio was 83.7 percent compared to 84.4 percent at June 30, 2017 and 86.6 percent at September 30, 2016.

•	Total borrowings were $2.6 billion compared to $2.9 billion at June 30, 2017 and $3.6 billion at September 30, 2016.

Capital:

•
The return on average common shareholders’ equity and the return on average tangible common shareholders’ equity were 9.95 percent and 12.99 percent, respectively, compared to 8.36 percent and 11.24 percent, respectively, in the third quarter of 2016.

•
The tangible equity and tangible common equity ratios were 8.03 percent and 7.55 percent, respectively, compared to 7.74 percent and 7.25 percent, respectively, at September 30, 2016. The common equity tier 1 risk-based capital ratio was 10.96 percent compared to 10.48 percent at September 30, 2016.

•	Book value and tangible book value per common share were $27.34 and $21.16 respectively, compared to $26.06 and $19.80, respectively, at September 30, 2016.

***

Webster Financial Corporation is the holding company for Webster Bank, National Association and its HSA Bank division. With $26.4 billion in assets, Webster provides business and consumer banking, mortgage, financial planning, trust, and investment services through 167 banking centers and 338 ATMs. Webster also provides mobile and Internet banking. Webster Bank owns the asset-based lending firm Webster Business Credit Corporation; the equipment finance firm Webster Capital Finance Corporation; and HSA Bank, a division of Webster Bank, which provides health savings account trustee and administrative services. Webster Bank is a member of the FDIC and an equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websterbank.com.
Conference Call

A conference call covering Webster’s 2017 third quarter earnings announcement will be held today, Thursday, October 19, 2017 at 9:00 a.m. (Eastern) and may be heard through Webster’s Investor Relations website at www.wbst.com, or in listen-only mode by calling 877-407-8289 or 201-689-8341 internationally. The call will be archived on the website and available for future retrieval.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may,” “plans,” “estimates,” and similar references to future periods; however, such words are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items; (ii) statements of plans, objectives, and expectations of Webster or its management or Board of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Forward-looking statements are based on Webster’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Webster’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (1) local, regional, national, and international economic conditions and the impact they may have on us and our customers and our assessment of that impact; (2) volatility and disruption in national and international financial markets; (3) government intervention in the U.S. financial system; (4) changes in the level of nonperforming assets and charge-offs; (5) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (6) adverse conditions in the securities markets that lead to impairment in the value of securities in our investment portfolio; (7) inflation, interest rate, securities market, and monetary fluctuations; (8) the timely development and acceptance of new products and services and perceived overall value of these products and services by customers; (9) changes in consumer spending, borrowings, and savings habits; (10) technological changes and cyber-security matters; (11) the ability to increase market share and control expenses; (12) changes in the competitive environment among banks, financial holding companies, and other financial services providers; (13) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities, and insurance) with which we and our subsidiaries must comply, including the Dodd-Frank Wall Street Reform and Consumer Protection Act; (14) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters; (15) the costs and effects of legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; (16) our success at managing the risks involved in the foregoing items and (17) the other factors that are described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the headings “Risk Factors” and ‘Management Discussion and Analysis of Financial Condition and Results of Operation.” Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. A reconciliation of net income and other performance ratios, as adjusted, is included in the accompanying selected financial highlights table.

We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. We utilize these measures for internal planning and forecasting purposes. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

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WEBSTER FINANCIAL CORPORATION Selected Financial Highlights (unaudited)
	At or for the Three Months Ended
(In thousands, except per share data)	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016

Income and performance ratios:
Net income	$64,496	$61,579	$59,471	$57,660	$51,817
Earnings applicable to common shareholders	62,426	59,485	57,342	55,501	49,634
Earnings per diluted common share	0.67	0.64	0.62	0.60	0.54
Return on average assets	0.98%	0.94%	0.91%	0.89%	0.82%
Return on average tangible common shareholders' equity (non-GAAP)	12.99	12.65	12.47	12.31	11.24
Return on average common shareholders’ equity	9.95	9.63	9.43	9.26	8.36
Non-interest income as a percentage of total revenue	24.68	24.61	24.65	27.60	26.93

Asset quality:
Allowance for loan and lease losses	$201,803	$199,578	$199,107	$194,320	$187,925
Nonperforming assets	168,962	170,390	177,935	137,946	132,350
Allowance for loan and lease losses / total loans and leases	1.16%	1.16%	1.16%	1.14%	1.13%
Net charge-offs / average loans and leases (annualized)	0.18	0.16	0.13	0.15	0.16
Nonperforming loans and leases / total loans and leases	0.94	0.96	1.02	0.79	0.77
Nonperforming assets / total loans and leases plus OREO	0.97	0.99	1.04	0.81	0.80
Allowance for loan and lease losses / nonperforming loans and leases	123.32	119.96	114.54	144.98	146.57

Other ratios:
Tangible equity (non-GAAP)	8.03%	7.95%	7.82%	7.67%	7.74%
Tangible common equity (non-GAAP)	7.55	7.47	7.34	7.19	7.25
Tier 1 risk-based capital (a)	11.62	11.51	11.42	11.19	11.16
Total risk-based capital (a)	13.14	13.02	12.95	12.68	12.64
Common equity tier 1 risk-based capital (a)	10.96	10.84	10.75	10.52	10.48
Shareholders’ equity / total assets	10.01	9.95	9.85	9.69	9.80
Net interest margin	3.30	3.27	3.22	3.11	3.10
Efficiency ratio (non-GAAP)	59.18	60.65	62.10	63.13	61.43

Equity and share related:
Common equity	$2,516,077	$2,482,416	$2,437,648	$2,404,302	$2,388,919
Book value per common share	27.34	26.93	26.45	26.17	26.06
Tangible book value per common share (non-GAAP)	21.16	20.74	20.26	19.94	19.80
Common stock closing price	52.55	52.22	50.04	54.28	38.01
Dividends declared per common share	0.26	0.26	0.25	0.25	0.25

Common shares issued and outstanding	92,034	92,195	92,154	91,868	91,687
Weighted-average common shares outstanding - Basic	92,125	92,092	91,886	91,572	91,365
Weighted-average common shares outstanding - Diluted	92,503	92,495	92,342	92,099	91,857

(a) Presented as projected for September 30, 2017 and actual for the remaining periods.

WEBSTER FINANCIAL CORPORATION Consolidated Balance Sheets (unaudited)
(In thousands)	September 30, 2017	June 30, 2017	September 30, 2016
Assets:
Cash and due from banks	$215,244	$231,808	$199,989
Interest-bearing deposits	26,992	33,662	21,938
Securities:
Available for sale	2,591,162	2,807,966	3,040,111
Held to maturity	4,497,311	4,219,198	4,022,332
Total securities	7,088,473	7,027,164	7,062,443
Loans held for sale	32,855	39,407	66,578
Loans and Leases:
Commercial	5,915,080	5,729,844	5,401,498
Commercial real estate	4,464,917	4,556,208	4,280,513
Residential mortgages	4,499,441	4,388,308	4,234,047
Consumer	2,566,983	2,599,318	2,707,343
Total loans and leases	17,446,421	17,273,678	16,623,401
Allowance for loan and lease losses	(201,803)	(199,578)	(187,925)
Loans and leases, net	17,244,618	17,074,100	16,435,476
Federal Home Loan Bank and Federal Reserve Bank stock	136,340	155,505	185,104
Premises and equipment, net	130,358	131,833	137,067
Goodwill and other intangible assets, net	568,962	569,964	573,129
Cash surrender value of life insurance policies	528,136	524,674	514,153
Deferred tax asset, net	82,895	80,942	73,228
Accrued interest receivable and other assets	295,309	305,871	364,512
Total Assets	$26,350,182	$26,174,930	$25,633,617

Liabilities and Shareholders' Equity:
Deposits:
Demand	$4,138,206	$4,074,819	$3,993,750
Interest-bearing checking	2,581,266	2,669,207	2,429,222
Health savings accounts	4,891,024	4,828,145	4,187,823
Money market	2,598,187	2,316,460	2,342,236
Savings	4,428,061	4,473,925	4,226,934
Certificates of deposit	1,918,817	1,795,871	1,721,056
Brokered certificates of deposit	299,674	299,670	299,887
Total deposits	20,855,235	20,458,097	19,200,908
Securities sold under agreements to repurchase and other borrowings	902,902	872,692	800,705
Federal Home Loan Bank advances	1,507,681	1,767,757	2,587,983
Long-term debt	225,704	225,640	225,450
Accrued expenses and other liabilities	219,873	245,618	306,942
Total liabilities	23,711,395	23,569,804	23,121,988
Preferred stock	122,710	122,710	122,710
Common shareholders' equity	2,516,077	2,482,416	2,388,919
Total shareholders’ equity	2,638,787	2,605,126	2,511,629
Total Liabilities and Shareholders' Equity	$26,350,182	$26,174,930	$25,633,617

WEBSTER FINANCIAL CORPORATION Consolidated Statements of Income (unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share data)	2017	2016	2017	2016
Interest income:
Interest and fees on loans and leases	$181,130	$157,071	$523,394	$459,050
Interest and dividends on securities	49,584	48,204	153,270	150,425
Loans held for sale	307	440	826	1,006
Total interest income	231,021	205,715	677,490	610,481
Interest expense:
Deposits	16,760	12,594	44,874	37,267
Borrowings	13,357	12,924	41,261	39,960
Total interest expense	30,117	25,518	86,135	77,227
Net interest income	200,904	180,197	591,355	533,254
Provision for loan and lease losses	10,150	14,250	27,900	43,850
Net interest income after provision for loan and lease losses	190,754	165,947	563,455	489,404
Non-interest income:
Deposit service fees	38,321	35,734	113,519	105,553
Loan and lease related fees	6,346	9,253	19,898	20,563
Wealth and investment services	7,750	7,593	22,900	21,992
Mortgage banking activities	2,421	4,322	8,038	11,335
Increase in cash surrender value of life insurance policies	3,720	3,743	10,943	11,060
Gain on investment securities, net	—	—	—	414
Other income	7,288	5,767	18,267	23,093
	65,846	66,412	193,565	194,010
Impairment loss on securities recognized in earnings	—	—	(126)	(149)
Total non-interest income	65,846	66,412	193,439	193,861
Non-interest expense:
Compensation and benefits	89,192	83,148	264,822	244,089
Occupancy	14,744	15,004	46,957	44,915
Technology and equipment	22,580	19,753	66,646	59,067
Marketing	4,045	4,622	14,101	14,215
Professional and outside services	4,030	4,795	11,813	11,360
Intangible assets amortization	1,002	1,493	3,085	4,570
Loan workout expenses	840	1,133	2,203	2,628
Deposit insurance	6,344	6,177	19,701	19,596
Other expenses	19,046	19,972	60,698	60,880
Total non-interest expense	161,823	156,097	490,026	461,320
Income before income taxes	94,777	76,262	266,868	221,945
Income tax expense	30,281	24,445	81,322	72,478
Net income	64,496	51,817	185,546	149,467
Preferred stock dividends and other	(2,070)	(2,183)	(6,284)	(6,540)
Earnings applicable to common shareholders	$62,426	$49,634	$179,262	$142,927

Weighted-average common shares outstanding - Diluted	92,503	91,857	92,412	91,776

Earnings per common share:
Basic	$0.68	$0.54	$1.95	$1.57
Diluted	0.67	0.54	1.94	1.56

WEBSTER FINANCIAL CORPORATION Five Quarter Consolidated Statements of Income (unaudited)
	Three Months Ended
(In thousands, except per share data)	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Interest income:
Interest and fees on loans and leases	$181,130	$174,456	$167,808	$161,978	$157,071
Interest and dividends on securities	49,584	52,130	51,556	49,011	48,204
Loans held for sale	307	203	316	443	440
Total interest income	231,021	226,789	219,680	211,432	205,715
Interest expense:
Deposits	16,760	14,679	13,435	12,591	12,594
Borrowings	13,357	14,323	13,581	13,582	12,924
Total interest expense	30,117	29,002	27,016	26,173	25,518
Net interest income	200,904	197,787	192,664	185,259	180,197
Provision for loan and lease losses	10,150	7,250	10,500	12,500	14,250
Net interest income after provision for loan and lease losses	190,754	190,537	182,164	172,759	165,947
Non-interest income:
Deposit service fees	38,321	38,192	37,006	35,132	35,734
Loan and lease related fees	6,346	6,344	7,208	6,018	9,253
Wealth and investment services	7,750	7,877	7,273	6,970	7,593
Mortgage banking activities	2,421	3,351	2,266	3,300	4,322
Increase in cash surrender value of life insurance policies	3,720	3,648	3,575	3,699	3,743
Gain on investment securities, net	—	—	—	—	—
Other income	7,288	5,265	5,714	15,498	5,767
	65,846	64,677	63,042	70,617	66,412
Impairment loss on securities recognized in earnings	—	(126)	—	—	—
Total non-interest income	65,846	64,551	63,042	70,617	66,412
Non-interest expense:
Compensation and benefits	89,192	87,354	88,276	88,038	83,148
Occupancy	14,744	16,034	16,179	16,195	15,004
Technology and equipment	22,580	22,458	21,608	20,815	19,753
Marketing	4,045	4,615	5,441	5,488	4,622
Professional and outside services	4,030	3,507	4,276	3,441	4,795
Intangible assets amortization	1,002	1,028	1,055	1,082	1,493
Loan workout expenses	840	755	608	378	1,133
Deposit insurance	6,344	6,625	6,732	6,410	6,177
Other expenses	19,046	22,043	19,609	20,024	19,972
Total non-interest expense	161,823	164,419	163,784	161,871	156,097
Income before income taxes	94,777	90,669	81,422	81,505	76,262
Income tax expense	30,281	29,090	21,951	23,845	24,445
Net income	64,496	61,579	59,471	57,660	51,817
Preferred stock dividends and other	(2,070)	(2,094)	(2,129)	(2,159)	(2,183)
Earnings applicable to common shareholders	$62,426	$59,485	$57,342	$55,501	$49,634

Weighted-average common shares outstanding - Diluted	92,503	92,495	92,342	92,099	91,857

Earnings per common share:
Basic	$0.68	$0.65	$0.62	$0.61	$0.54
Diluted	0.67	0.64	0.62	0.60	0.54

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Interest, Yields and Rates, and Net Interest Margin on a Fully Tax-equivalent Basis (unaudited)
	Three Months Ended September 30,
		2017			2016
(Dollars in thousands)	Average balance	Interest	Yield/rate	Average balance	Interest	Yield/rate
Assets:
Interest-earning assets:
Loans and leases	$17,364,519	$182,269	4.14%	$16,423,642	$157,926	3.80%
Securities (a)	6,994,661	51,130	2.92	6,784,652	49,282	2.91
Federal Home Loan and Federal Reserve Bank stock	135,943	1,482	4.33	185,104	1,478	3.18
Interest-bearing deposits	58,193	173	1.17	53,852	67	0.49
Loans held for sale	34,939	307	3.51	58,299	440	3.02
Total interest-earning assets	24,588,255	$235,361	3.78%	23,505,549	$209,193	3.53%
Non-interest-earning assets	1,721,591			1,752,981
Total Assets	$26,309,846			$25,258,530

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Demand deposits	$4,201,723	$—	—%	$4,011,712	$—	—%
Savings, interest checking, and money market deposits	14,577,673	10,229	0.28	13,257,559	7,005	0.21
Certificates of deposit	2,155,743	6,531	1.20	2,009,433	5,589	1.11
Total deposits	20,935,139	16,760	0.32	19,278,704	12,594	0.26

Securities sold under agreements to repurchase and other borrowings	904,854	3,847	1.66	909,560	3,447	1.48
Federal Home Loan Bank advances	1,362,165	6,894	1.98	2,158,911	6,979	1.26
Long-term debt	225,673	2,616	4.64	225,414	2,498	4.43
Total borrowings	2,492,692	13,357	2.11	3,293,885	12,924	1.54
Total interest-bearing liabilities	23,427,831	$30,117	0.51%	22,572,589	$25,518	0.45%
Non-interest-bearing liabilities	246,703			181,981
Total liabilities	23,674,534			22,754,570

Preferred stock	122,710			122,710
Common shareholders' equity	2,512,602			2,381,250
Total shareholders' equity	2,635,312			2,503,960
Total Liabilities and Shareholders' Equity	$26,309,846			$25,258,530
Tax-equivalent net interest income		205,244			183,675
Less: tax-equivalent adjustments		(4,340)			(3,478)
Net interest income		$200,904			$180,197
Net interest margin			3.30%			3.10%

(a) For purposes of the yield computation, unrealized gains (losses) on securities available for sale are excluded from the average balance.

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Interest, Yields and Rates, and Net Interest Margin on a Fully Tax-equivalent Basis (unaudited)
	Nine Months Ended September 30,
		2017			2016
(Dollars in thousands)	Average balance	Interest	Yield/rate	Average balance	Interest	Yield/rate
Assets:
Interest-earning assets:
Loans and leases	$17,225,217	$526,419	4.05%	$16,101,807	$461,399	3.79%
Securities (a)	7,031,738	157,550	2.98	6,861,128	153,280	2.98
Federal Home Loan and Federal Reserve Bank stock	160,911	4,732	3.93	188,692	4,315	3.05
Interest-bearing deposits	63,684	472	0.98	57,692	216	0.49
Loans held for sale	31,373	826	3.51	40,739	1,006	3.29
Total interest-earning assets	24,512,923	$689,999	3.73%	23,250,058	$620,216	3.54%
Non-interest-earning assets	1,666,080			1,768,426
Total Assets	$26,179,003			$25,018,484

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Demand deposits	$4,039,738	$—	—%	$3,802,873	$—	—%
Savings, interest checking, and money market deposits	14,315,225	26,732	0.25	13,010,427	20,481	0.21
Certificates of deposit	2,079,021	18,142	1.17	2,027,336	16,786	1.11
Total deposits	20,433,984	44,874	0.29	18,840,636	37,267	0.26

Securities sold under agreements to repurchase and other borrowings	884,975	10,970	1.63	943,458	10,999	1.53
Federal Home Loan Bank advances	1,829,175	22,543	1.63	2,340,055	21,517	1.21
Long-term debt	225,607	7,748	4.58	225,651	7,444	4.40
Total borrowings	2,939,757	41,261	1.85	3,509,164	39,960	1.50
Total interest-bearing liabilities	23,373,741	$86,135	0.49%	22,349,800	$77,227	0.46%
Non-interest-bearing liabilities	207,688			202,270
Total liabilities	23,581,429			22,552,070

Preferred stock	122,710			122,710
Common shareholders' equity	2,474,864			2,343,704
Total shareholders' equity	2,597,574			2,466,414
Total Liabilities and Shareholders' Equity	$26,179,003			$25,018,484
Tax-equivalent net interest income		603,864			542,989
Less: tax-equivalent adjustments		(12,509)			(9,735)
Net interest income		$591,355			$533,254
Net interest margin			3.27%			3.10%

(a) For purposes of the yield computation, unrealized gains (losses) on securities available for sale are excluded from the average balance.

WEBSTER FINANCIAL CORPORATION Five Quarter Loan and Lease Balances (unaudited)
(Dollars in thousands)	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Loan and Lease Balances (actual):
Commercial non-mortgage	$4,464,704	$4,282,968	$4,171,246	$4,135,625	$3,976,931
Equipment financing	566,777	585,673	619,861	635,629	621,696
Asset-based lending	883,599	861,203	848,137	805,306	802,871
Commercial real estate	4,464,917	4,556,208	4,530,507	4,510,846	4,280,513
Residential mortgages	4,499,441	4,388,308	4,290,685	4,254,682	4,234,047
Consumer	2,566,983	2,599,318	2,634,063	2,684,500	2,707,343
Total Loan and Lease Balances	17,446,421	17,273,678	17,094,499	17,026,588	16,623,401
Allowance for loan and lease losses	(201,803)	(199,578)	(199,107)	(194,320)	(187,925)
Loans and Leases, net	$17,244,618	$17,074,100	$16,895,392	$16,832,268	$16,435,476

Loan and Lease Balances (average):
Commercial non-mortgage	$4,416,834	$4,288,612	$4,148,625	$4,053,728	$3,921,609
Equipment financing	573,312	602,834	625,306	630,546	615,473
Asset-based lending	859,289	864,247	845,269	780,587	744,319
Commercial real estate	4,475,207	4,550,595	4,479,379	4,343,949	4,224,602
Residential mortgages	4,455,932	4,340,656	4,279,662	4,252,106	4,200,357
Consumer	2,583,945	2,619,480	2,662,915	2,694,492	2,717,282
Total Loan and Lease Balances	17,364,519	17,266,424	17,041,156	16,755,408	16,423,642
Allowance for loan and lease losses	(202,628)	(201,852)	(198,308)	(192,565)	(185,886)
Loans and Leases, net	$17,161,891	$17,064,572	$16,842,848	$16,562,843	$16,237,756

WEBSTER FINANCIAL CORPORATION Five Quarter Nonperforming Assets (unaudited)
(Dollars in thousands)	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Nonperforming loans and leases:
Commercial non-mortgage	$58,942	$68,430	$74,483	$38,550	$27,398
Equipment financing	570	547	703	225	202
Asset-based lending	8,558	—	—	—	—
Commercial real estate	11,066	11,168	9,793	10,521	14,379
Residential mortgages	45,597	46,018	46,792	47,201	49,117
Consumer	38,915	40,206	42,054	37,538	37,122
Total nonperforming loans and leases	$163,648	$166,369	$173,825	$134,035	$128,218

Other real estate owned and repossessed assets:
Commercial	$—	$—	$—	$—	$308
Repossessed equipment	328	33	82	—	70
Residential	2,843	2,513	2,296	2,625	2,987
Consumer	2,143	1,475	1,732	1,286	767
Total other real estate owned and repossessed assets	$5,314	$4,021	$4,110	$3,911	$4,132
Total nonperforming assets	$168,962	$170,390	$177,935	$137,946	$132,350

WEBSTER FINANCIAL CORPORATION Five Quarter Past Due Loans and Leases (unaudited)
(Dollars in thousands)	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Past due 30-89 days:
Commercial non-mortgage	$2,302	$1,910	$1,685	$1,949	$2,522
Equipment financing	867	883	1,298	1,596	3,477
Asset-based lending	—	—	—	—	—
Commercial real estate	1,783	1,013	2,072	8,173	1,229
Residential mortgages	11,700	9,831	11,530	11,202	11,081
Consumer	15,942	14,360	14,762	18,293	15,449
Total past due 30-89 days	32,594	27,997	31,347	41,213	33,758
Past due 90 days or more and accruing	934	1,185	747	749	5,459
Total past due loans and leases	$33,528	$29,182	$32,094	$41,962	$39,217

WEBSTER FINANCIAL CORPORATION Five Quarter Changes in the Allowance for Loan and Lease Losses (unaudited)
	For the Three Months Ended
(Dollars in thousands)	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Beginning balance	$199,578	$199,107	$194,320	$187,925	$180,428
Provision	10,150	7,250	10,500	12,500	14,250
Charge-offs:
Commercial non-mortgage	3,002	2,196	123	1,067	2,561
Equipment financing	121	119	185	44	300
Asset-based lending	—	—	—	—	—
Commercial real estate	749	100	102	161	—
Residential mortgages	585	623	732	1,099	1,304
Consumer	6,197	5,602	6,474	6,433	5,259
Total charge-offs	10,654	8,640	7,616	8,804	9,424
Recoveries:
Commercial non-mortgage	466	317	322	439	370
Equipment financing	79	13	14	95	240
Asset-based lending	—	—	—	44	—
Commercial real estate	10	4	7	151	194
Residential mortgages	280	407	237	348	554
Consumer	1,894	1,120	1,323	1,622	1,313
Total recoveries	2,729	1,861	1,903	2,699	2,671
Total net charge-offs	7,925	6,779	5,713	6,105	6,753
Ending balance	$201,803	$199,578	$199,107	$194,320	$187,925

WEBSTER FINANCIAL CORPORATION
Reconciliations to GAAP Financial Measures ____ ___
The Company evaluates its business based on certain ratios that utilize tangible equity, a non-GAAP financial measure. Return on average tangible common shareholders' equity measures the Company’s net income available to common shareholders, adjusted for the tax-affected amortization of intangible assets, as a percentage of average shareholders’ equity less average preferred stock and average goodwill and intangible assets. The tangible equity ratio represents shareholders’ equity less goodwill and intangible assets divided by total assets less goodwill and intangible assets. The tangible common equity ratio represents shareholders’ equity less preferred stock and goodwill and intangible assets divided by total assets less goodwill and intangible assets. Tangible book value per common share represents shareholders’ equity less preferred stock and goodwill and intangible assets divided by common shares outstanding at the end of the period.
The efficiency ratio, which measures the costs expended to generate a dollar of revenue, is calculated excluding foreclosed property expense, amortization of intangibles, gain or loss on securities, and other non-recurring items. Core deposits express total deposits less time deposits. Accordingly, these are also non-GAAP financial measures.
The Company believes the use of these non-GAAP financial measures provides additional clarity in assessing the results of the Company. Other companies may define or calculate supplemental financial data differently. See the tables below for reconciliations of these non-GAAP financial measures with financial measures defined by GAAP.

	At or for the Three Months Ended
(In thousands, except per share data)	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Return on average tangible common shareholders' equity:
Net income (GAAP)	$64,496	$61,579	$59,471	$57,660	$51,817
Less: Preferred stock dividends (GAAP)	2,024	2,024	2,024	2,024	2,024
Add: Intangible assets amortization, tax-affected at 35% (GAAP)	651	668	686	703	970
Income adjusted for preferred stock dividends and intangible assets amortization (non-GAAP)	$63,123	$60,223	$58,133	$56,339	$50,763
Income adjusted for preferred stock dividends and intangible assets amortization, annualized basis (non-GAAP)	$252,492	$240,892	$232,532	$225,356	$203,052
Average shareholders' equity (non-GAAP)	$2,635,312	$2,597,222	$2,559,354	$2,526,099	$2,503,960
Less: Average preferred stock (non-GAAP)	122,710	122,710	122,710	122,710	122,710
Average goodwill and other intangible assets (non-GAAP)	569,538	570,560	571,611	572,682	573,978
Average tangible common shareholders' equity (non-GAAP)	$1,943,064	$1,903,952	$1,865,033	$1,830,707	$1,807,272
Return on average tangible common shareholders' equity (non-GAAP)	12.99%	12.65%	12.47%	12.31%	11.24%

Efficiency ratio:
Non-interest expense (GAAP)	$161,823	$164,419	$163,784	$161,871	$156,097
Less: Foreclosed property activity (GAAP)	(72)	(143)	74	(90)	45
Intangible assets amortization (GAAP)	1,002	1,028	1,055	1,082	1,493
Other expenses (non-GAAP)	213	1,587	1,123	1,243	793
Non-interest expense (non-GAAP)	$160,680	$161,947	$161,532	$159,636	$153,766
Net interest income (GAAP)	$200,904	$197,787	$192,664	$185,259	$180,197
Add: Tax-equivalent adjustment (non-GAAP)	4,340	4,136	4,033	3,902	3,478
Non-interest income (GAAP)	65,846	64,551	63,042	70,617	66,412
Less: Gain on investment securities, net (GAAP)	—	—	—	—	—
Other (non-GAAP)	(431)	(555)	(391)	(408)	(236)
One-time gain on the sale of an asset (GAAP)	—	—	—	(7,331)	—
Income (non-GAAP)	$271,521	$267,029	$260,130	$252,855	$250,323
Efficiency ratio (non-GAAP)	59.18%	60.65%	62.10%	63.13%	61.43%

WEBSTER FINANCIAL CORPORATION
Reconciliations to GAAP Financial Measures (continued) ___ ___

	At or for the Three Months Ended
(In thousands, except per share data)	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Tangible equity:
Shareholders' equity (GAAP)	$2,638,787	$2,605,126	$2,560,358	$2,527,012	$2,511,629
Less: Goodwill and other intangible assets (GAAP)	568,962	569,964	570,992	572,047	573,129
Tangible shareholders' equity (non-GAAP)	$2,069,825	$2,035,162	$1,989,366	$1,954,965	$1,938,500
Total assets (GAAP)	$26,350,182	$26,174,930	$26,002,916	$26,072,529	$25,633,617
Less: Goodwill and other intangible assets (GAAP)	568,962	569,964	570,992	572,047	573,129
Tangible assets (non-GAAP)	$25,781,220	$25,604,966	$25,431,924	$25,500,482	$25,060,488
Tangible equity (non-GAAP)	8.03%	7.95%	7.82%	7.67%	7.74%

Tangible common equity:
Tangible shareholders' equity (non-GAAP)	$2,069,825	$2,035,162	$1,989,366	$1,954,965	$1,938,500
Less: Preferred stock (GAAP)	122,710	122,710	122,710	122,710	122,710
Tangible common shareholders' equity (non-GAAP)	$1,947,115	$1,912,452	$1,866,656	$1,832,255	$1,815,790
Tangible assets (non-GAAP)	$25,781,220	$25,604,966	$25,431,924	$25,500,482	$25,060,488
Tangible common equity (non-GAAP)	7.55%	7.47%	7.34%	7.19%	7.25%

Tangible book value per common share:
Tangible common shareholders' equity (non-GAAP)	$1,947,115	$1,912,452	$1,866,656	$1,832,255	$1,815,790
Common shares outstanding	92,034	92,195	92,154	91,868	91,687
Tangible book value per common share (non-GAAP)	$21.16	$20.74	$20.26	$19.94	$19.80

Core deposits:
Total deposits	$20,855,235	$20,458,097	$20,241,657	$19,303,857	$19,200,908
Less: Certificates of deposit	1,918,817	1,795,871	1,718,193	1,724,906	1,721,056
Brokered certificates of deposit	299,674	299,670	299,906	299,902	299,887
Core deposits (non-GAAP)	$18,636,744	$18,362,556	$18,223,558	$17,279,049	$17,179,965